    EXHIBIT 99.1

Oil States Announces Fourth Quarter 2024 Results
•Net income of $15.2 million, or $0.24 per share, reported for the quarter, which included a facility sale gain of $15.3 million partially offset by restructuring and other charges totaling $3.1 million (net after-tax benefit of $9.6 million, or $0.16 per share)
•Adjusted net income of $5.5 million, or $0.09 per share, excluding the facility sale gain and restructuring charges (a non-GAAP measure(1))
•Consolidated revenues of $164.6 million decreased 6% sequentially, driven primarily by lower U.S. land-based activity and the exit of certain service lines in the third quarter of 2024
•Adjusted EBITDA (a non-GAAP measure(1)) of $18.7 million
•Generated cash flows from operations of $18.2 million
•Sold a previously idled facility for net cash proceeds of $24.8 million, resulting in a pre-tax gain of $15.3 million
•Purchased $9.1 million of our common stock during the quarter
HOUSTON, February 21, 2025 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	December 31, 2024	September 30, 2024	December 31, 2023	Sequential	Year-over-Year
Consolidated results:
Revenues	$164,595	$174,348	$208,266	(6)%	(21)%
Operating income (loss)(3)	$18,484	$(11,041)	$7,830	n.m.	136%
Net income (loss)	$15,164	$(14,349)	$5,963	n.m.	154%
Adjusted net income (loss), excluding charges and credits(1)	$5,537	$2,696	$7,071	105%	(22)%
Adjusted EBITDA(1)	$18,734	$21,531	$23,978	(13)%	(22)%

Revenues by segment(2):
Offshore Manufactured Products	$107,253	$102,234	$126,489	5%	(15)%
Completion and Production Services	30,090	40,099	51,208	(25)%	(41)%
Downhole Technologies	27,252	32,015	30,569	(15)%	(11)%

Revenues by destination:
Offshore and international	$118,187	$113,856	$135,885	4%	(13)%
U.S. land	46,408	60,492	72,381	(23)%	(36)%

Operating income (loss) by segment(2)(3):
Offshore Manufactured Products	$21,009	$19,310	$24,167	9%	(13)%
Completion and Production Services	(4,004)	(18,267)	(1,102)	78%	(263)%
Downhole Technologies	(4,031)	(3,653)	(5,726)	(10)%	30%
Corporate	5,510	(8,431)	(9,509)	n.m.	n.m.

Adjusted Segment EBITDA(1)(2):
Offshore Manufactured Products	$24,748	$23,303	$28,838	6%	(14)%
Completion and Production Services	3,545	5,413	5,903	(35)%	(40)%
Downhole Technologies	131	1,078	(1,420)	(88)%	n.m.
Corporate	(9,690)	(8,263)	(9,343)	117%	104%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.

(2)In the first quarter of 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. 2023 segment financial data, backlog and other information (as presented herein) were conformed with the revised segment presentation. In the third quarter of 2024, the Well Site Services segment’s name was changed to Completion and Production Services following the sale of its remaining drilling rigs and the exit of its flowback and well testing service offerings.
(3)Operating income (loss) included charges totaling: $3.1 million for the three months ended December 31, 2024; $18.2 million for the three months ended September 30, 2024; and $1.4 million for the three months ended December 31, 2023. Fourth quarter 2024 results also included a gain of $15.3 million associated with the sale of a previously idled facility. See “Segment Data” below for additional information.
Oil States International, Inc. reported net income of $15.2 million, or $0.24 per share, and Adjusted EBITDA of $18.7 million for the fourth quarter of 2024 on revenues of $164.6 million. Reported fourth quarter 2024 net income included a gain of $15.3 million ($12.1 million after-tax or $0.20 per share) associated with the sale of a previously idled facility and charges of $3.1 million ($2.5 million after-tax or $0.04 per share) associated primarily with the restructuring of certain U.S. land-based operations and facility closures. These results compare to revenues of $174.3 million, a net loss of $14.3 million, or $0.23 per share, and Adjusted EBITDA of $21.5 million reported in the third quarter of 2024, which included charges of $18.2 million ($17.0 million after-tax, or $0.27 per share) associated with the restructuring of certain U.S. land-based operations, including facility closures, personnel reductions and patent defense.
For the year ended December 31, 2024, the Company reported a net loss of $11.3 million, or $0.18 per share, and Adjusted EBITDA of $77.0 million on revenues of $692.6 million. The full-year 2024 results included a non-cash goodwill impairment charge of $10.0 million ($9.5 million after-tax, or $0.15 per share), charges of $28.3 million ($22.3 million after-tax or $0.36 per share) associated with the restructuring of certain U.S. land-based operations, including facility closures, personnel reductions and patent defense, partially offset by a gain of $15.3 million ($12.1 million after-tax or $0.20 per share) associated with the sale of a previously idled facility. The 2024 results compare to net income of $12.9 million, or $0.20 per share, and Adjusted EBITDA of $87.8 million on revenues of $782.3 million in 2023. The full-year 2023 results included charges of $3.1 million ($2.5 million after-tax, or $0.04 per share) associated with facility consolidation and patent defense.
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated:
“Continuing with earlier themes, our offshore and international operations were very resilient in terms of revenue, Adjusted EBITDA and bookings during the fourth quarter. However, sequential improvements in these regions were offset by ongoing declines in our U.S. land driven operations due to extensive holiday slowdowns in activity during the quarter. Our completions work in the Gulf of America was also slow to recover from disruptions noted in the third quarter, but recently has recovered to much higher activity levels.
“Our Offshore Manufactured Products segment revenues rose 5% sequentially, totaling $107 million in the fourth quarter, while Adjusted Segment EBITDA rose 6% to $25 million on a favorable revenue mix. Bookings increased 1% sequentially, totaling $113 million compared to $112 million booked in the third quarter of 2024, yielding backlog of $311 million as of December 31 and a quarterly book-to-bill ratio of 1.1x. The outlook for our offshore and international project-driven businesses remains strong with growing market acceptance of our new technology offerings including our integrated riser joint used in managed pressure drilling operations.
“Given the highly cyclical nature of select U.S. service lines, we continued our strategic initiatives around business mix optimization and capital allocation within our Completion and Production Services and Downhole Technologies segments. Strategic efforts to improve our U.S. operational performance along with the exit of more commoditized business lines should enhance our U.S. land driven operating margins in future periods.”
Business Segment Results
In first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment (legacy frac plugs and elastomer products) were integrated into our Downhole Technologies segment to better align with the underlying activity demand drivers and current segment management structure, as well as provide for additional operational synergies. Historical 2023 segment financial data (GAAP and non-GAAP), backlog and other information (as presented herein) were conformed with the revised segment presentation. Additionally, following the sale of its remaining U.S. land-based drilling rigs and the exit of the flowback and well testing service offering in the third quarter of 2024, the Company’s Well Site Services segment name was changed to Completion and Production Services.
(See Segment Data and Adjusted Segment EBITDA tables below)

Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $107.3 million, operating income of $21.0 million and Adjusted Segment EBITDA of $24.7 million in the fourth quarter of 2024, compared to revenues of $102.2 million, operating income of $19.3 million and Adjusted Segment EBITDA of $23.3 million reported in the third quarter of 2024. Adjusted Segment EBITDA margin was 23% in both the fourth and third quarter of 2024.
Backlog totaled $311 million as of December 31, 2024. Fourth quarter bookings increased 1%, totaling $113 million, compared to bookings of $112 million in the third quarter – yielding a quarterly book-to-bill ratio of 1.1x.
Completion and Production Services
Completion and Production Services reported revenues of $30.1 million, an operating loss of $4.0 million and Adjusted Segment EBITDA of $3.5 million in the fourth quarter of 2024, compared to revenues of $40.1 million, an operating loss of $18.3 million and Adjusted Segment EBITDA of $5.4 million reported in the third quarter of 2024. Adjusted Segment EBITDA margin was 12% in the fourth quarter of 2024, compared to 13% in the third quarter of 2024.
During the third quarter of 2024, the segment implemented restructuring actions in its U.S. land-based businesses to reduce costs and improve future operating margins, which included the exit of two underperforming service offerings and the closure of several facilities leading to reductions in its U.S. workforce. The segment’s U.S. land restructuring initiatives continued into the fourth quarter of 2024 with additional facility closures. As a result of these and other strategic actions previously taken, the segment’s operating loss for the fourth quarter of 2024 included $1.2 million of operating lease asset impairment charges and $1.9 million of costs associated with the exit of underperforming service locations. Additionally, during the third and fourth quarters of 2024, the segment recorded costs totaling $1.4 million associated with the enforcement of certain patents related to its proprietary technologies. These patent disputes were settled during the fourth quarter.
The segment’s exited U.S. land-based businesses collectively generated revenues of $1.3 million and operating losses of $3.7 million in the current quarter, which included operating lease asset impairment charges of $1.2 million, facility closure and other charges totaling $1.9 million as well as depreciation and amortization expense of $1.0 million. During full-year 2024, service offerings and facilities exited in 2024 collectively generated revenues of $40.6 million and operating losses of $19.6 million, which included intangible and operating lease asset impairment charges of $14.1 million, facility closure and other charges totaling $7.0 million as well as depreciation and amortization expense of $7.9 million.
Downhole Technologies
Downhole Technologies reported revenues of $27.3 million, an operating loss of $4.0 million and Adjusted Segment EBITDA of $0.1 million in the fourth quarter of 2024, compared to revenues of $32.0 million, an operating loss of $3.7 million and Adjusted Segment EBITDA of $1.1 million in the third quarter of 2024.
During the third quarter of 2024, the segment implemented actions to reduce costs and improve future operating margins, which included the exit of an underperforming location as well as reductions in its U.S. workforce. The segment’s operating loss in the third quarter of 2024 included costs of $1.2 million associated with an operating lease asset impairment, workforce reductions and a customer bankruptcy.
Corporate
Corporate operating income in the fourth quarter of 2024 totaled $5.5 million.
During the fourth quarter of 2024, the Company sold a previously idled facility (held-for-sale) for net cash proceeds of $24.8 million, resulting in the recognition of a gain of $15.3 million, which is included in operating income (loss) but excluded from Adjusted EBITDA.
Interest Expense, Net
Net interest expense totaled $1.7 million in the fourth quarter of 2024, which included $0.3 million of non-cash amortization of deferred debt issuance costs.

Income Taxes
During the fourth quarter of 2024, the Company recognized tax expense of $1.8 million on pre-tax income of $17.0 million, which included unfavorable changes in valuation allowances recorded against deferred tax assets and certain non-deductible expenses. The Company recognized income tax expense of $2.2 million on a pre-tax loss of $12.1 million in the third quarter of 2024, which included unfavorable changes in valuation allowances recorded against deferred tax assets and certain non-deductible expenses.
Cash Flows
During the fourth quarter of 2024, cash flows provided by operations totaled $18.2 million and cash flows provided by investing activities totaled $11.1 million, yielding free cash flows of $29.3 million during the quarter. Net debt (total debt less cash and cash equivalents) was reduced by $19.4 million during the quarter after repurchasing $9.1 million of common stock.
On October 24, 2024, the Company’s Board of Directors terminated the Company’s existing share repurchase program and replaced it with a new $50 million authorization which expires in October 2026.
Financial Condition
Cash on-hand totaled $65.4 million at December 31, 2024. No borrowings were outstanding under the Company’s asset-based revolving credit facility at December 31, 2024.
Conference Call Information
The call is scheduled for February 21, 2025 at 9:00 a.m. Central Standard Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations with respect to crude oil production levels and pricing, supply chain disruptions, the impact of changes in tariffs and duties on imported materials and exported finished goods, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$98,859	$100,798	$123,444	$402,565	$418,550
Services	65,736	73,550	84,822	290,023	363,733
	164,595	174,348	208,266	692,588	782,283

Costs and expenses:
Product costs	77,821	79,167	97,291	314,628	328,815
Service costs	47,807	57,422	66,405	221,573	278,073
Cost of revenues (exclusive of depreciation and amortization expense presented below)	125,628	136,589	163,696	536,201	606,888
Selling, general and administrative expense	23,386	22,754	22,400	95,009	94,185
Depreciation and amortization expense	12,180	13,635	14,569	54,708	60,778
Impairment of goodwill	—	—	—	10,000	—
Impairments of intangible assets	—	10,787	—	10,787	—
Impairments of operating lease assets	1,188	2,579	—	3,767	—
Other operating income, net	(16,271)	(955)	(229)	(16,195)	(2,732)
	146,111	185,389	200,436	694,277	759,119
Operating income (loss)	18,484	(11,041)	7,830	(1,689)	23,164

Interest expense, net	(1,745)	(1,824)	(1,811)	(7,731)	(8,189)
Other income, net	257	731	177	1,568	849
Income (loss) before income taxes	16,996	(12,134)	6,196	(7,852)	15,824
Income tax provision	(1,832)	(2,215)	(233)	(3,406)	(2,933)
Net income (loss)	$15,164	$(14,349)	$5,963	$(11,258)	$12,891

Net income (loss) per share:
Basic	$0.24	$(0.23)	$0.09	$(0.18)	$0.20
Diluted	0.24	(0.23)	0.09	(0.18)	0.20

Weighted average number of common shares outstanding:
Basic	60,947	62,084	62,483	62,004	62,690
Diluted	61,392	62,084	63,004	62,004	63,152

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,363	$47,111
Accounts receivable, net	194,336	203,211
Inventories, net	214,836	202,027
Prepaid expenses and other current assets	23,691	35,648
Total current assets	498,226	487,997

Property, plant, and equipment, net	266,871	280,389
Operating lease assets, net	19,537	21,970
Goodwill, net	69,709	79,867
Other intangible assets, net	125,862	153,010
Other noncurrent assets	24,903	23,253
Total assets	$1,005,108	$1,046,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$633	$627
Accounts payable	57,708	67,546
Accrued liabilities	36,861	44,227
Current operating lease liabilities	7,284	6,880
Income taxes payable	2,818	1,233
Deferred revenue	52,399	36,757
Total current liabilities	157,703	157,270

Long-term debt	124,654	135,502
Long-term operating lease liabilities	17,989	18,346
Deferred income taxes	5,350	7,717
Other noncurrent liabilities	18,758	18,106
Total liabilities	324,454	336,941

Stockholders’ equity:
Common stock	786	772
Additional paid-in capital	1,137,949	1,129,240
Retained earnings	273,660	284,918
Accumulated other comprehensive loss	(79,532)	(69,984)
Treasury stock	(652,209)	(635,401)
Total stockholders’ equity	680,654	709,545
Total liabilities and stockholders’ equity	$1,005,108	$1,046,486

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(11,258)	$12,891
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	54,708	60,778
Impairment of goodwill	10,000	—
Impairments of intangible assets	10,787	—
Impairments of operating lease assets	3,767	—
Stock-based compensation expense	8,723	6,954
Amortization of deferred financing costs	1,497	1,798
Deferred income tax provision (benefit)	(2,356)	226
Gains on disposals of assets	(18,333)	(4,075)
Gains on extinguishment of 4.75% convertible senior notes	(515)	—
Other, net	(452)	(1,001)
Changes in operating assets and liabilities:
Accounts receivable	5,191	17,132
Inventories	(14,704)	(19,793)
Accounts payable and accrued liabilities	(19,382)	(11,743)
Deferred revenue	15,642	(8,033)
Other operating assets and liabilities, net	2,579	1,441
Net cash flows provided by operating activities	45,894	56,575

Cash flows from investing activities:
Capital expenditures	(37,508)	(30,653)
Proceeds from disposition of property and equipment	5,594	5,253
Proceeds from disposition of assets held for sale	35,070	—
Other, net	(454)	(186)
Net cash flows provided by (used in) investing activities	2,702	(25,586)

Cash flows from financing activities:
Revolving credit facility borrowings	22,739	35,816
Revolving credit facility repayments	(22,739)	(35,816)
Purchases of 4.75% convertible senior notes	(10,846)	—
Repayment of 1.50% convertible senior notes	—	(17,315)
Other debt and finance lease repayments	(652)	(457)
Payment of financing costs	(1,178)	(128)
Purchases of treasury stock	(14,212)	(6,867)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,596)	(1,948)
Net cash flows used in financing activities	(29,484)	(26,715)

Effect of exchange rate changes on cash and cash equivalents	(860)	819
Net change in cash and cash equivalents	18,252	5,093
Cash and cash equivalents, beginning of period	47,111	42,018
Cash and cash equivalents, end of period	$65,363	$47,111

Cash paid for:
Interest	$7,439	$7,867
Income taxes, net	3,847	1,263

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues(1):
Offshore Manufactured Products
Project-driven:
Products	$61,814	$58,164	$82,839	$232,867	$235,080
Services	34,895	32,754	32,875	123,906	112,742
	96,709	90,918	115,714	356,773	347,822
Military and other products	10,544	11,316	10,775	41,127	33,889
Total Offshore Manufactured Products	107,253	102,234	126,489	397,900	381,711
Completion and Production Services	30,090	40,099	51,208	163,902	242,633
Downhole Technologies	27,252	32,015	30,569	130,786	157,939
Total revenues	$164,595	$174,348	$208,266	$692,588	$782,283

Operating income (loss)(1):
Offshore Manufactured Products(2)	$21,009	$19,310	$24,167	$65,279	$56,289
Completion and Production Services(3)	(4,004)	(18,267)	(1,102)	(23,225)	13,881
Downhole Technologies(4)	(4,031)	(3,653)	(5,726)	(20,904)	(5,874)
Corporate(5)	5,510	(8,431)	(9,509)	(22,839)	(41,132)
Total operating income (loss)	$18,484	$(11,041)	$7,830	$(1,689)	$23,164
________________
(1)In the first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. Historical 2023 segment financial results were conformed with the revised segment presentation. Additionally, following the sale of its remaining U.S. land-based drilling rigs and the exit of the flowback and well testing service offerings in the third quarter of 2024, the Company’s Well Site Services segment name was changed to Completion and Production Services.
(2)Operating income for the three months ended September 30, 2024 and the year ended December 31, 2024, included facility consolidation charges of $0.4 million and $3.4 million respectively. Operating income for the three months ended December 31, 2023 and the year ended December 31, 2023 included facility consolidation charges of $0.8 million and $2.5 million, respectively, associated with the consolidation and relocation of certain manufacturing and service locations.
(3)Operating loss for the three months ended December 31, 2024 and September 30, 2024, and the year ended December 31, 2024, included $3.0 million, $15.9 million and $21.5 million, respectively, in costs associated with consolidation and exit of certain underperforming service offerings and locations. Additionally, during the three months ended December 31, 2024 and September 30, 2024, and the year ended December 31, 2024, the segment incurred $0.1 million, $1.3 million and $2.8 million, respectively, of costs associated with the defense of certain patents related to proprietary technologies. Operating income (loss) for the three months and the year ended December 31, 2023 included $0.6 million of costs associated with the defense of certain patents related to proprietary technologies.
(4)Operating loss for the three months ended September 30, 2024 included $0.6 million in restructuring costs. Operating loss for the year ended December 31, 2024 included a non-cash goodwill impairment charge of $10.0 million, recognized in connection with the 2024 segment realignment, and $0.6 million in restructuring costs.
(5)Operating income (loss) for the three months and the year ended December 31, 2024 included a $15.3 million gain on sale of a previously idled facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net income (loss)	$15,164	$(14,349)	$5,963	$(11,258)	$12,891
Interest expense, net	1,745	1,824	1,811	7,731	8,189
Income tax provision	1,832	2,215	233	3,406	2,933
Depreciation and amortization expense	12,180	13,635	14,569	54,708	60,778
Impairment of goodwill	—	—	—	10,000	—
Impairments of intangible assets	—	10,787	—	10,787	—
Impairments of operating lease assets	1,188	2,579	—	3,767	—
Facility consolidation/closure and other charges	1,941	4,840	1,402	13,716	3,051
Gain on disposal of property held for sale	(15,316)	—	—	(15,316)	—
Gains on extinguishment of 4.75% convertible senior notes	—	—	—	(515)	—
Adjusted EBITDA	$18,734	$21,531	$23,978	$77,026	$87,842
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less gains on the sale of a previously idled property and extinguishment of 4.75% convertible senior notes (“2026 Notes”). Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Offshore Manufactured Products:
Operating income	$21,009	$19,310	$24,167	$65,279	$56,289
Other income, net	105	8	44	134	358
Depreciation and amortization expense	3,634	3,631	3,802	15,205	16,357
Facility consolidation/closure and other charges	—	354	825	3,364	2,474
Adjusted Segment EBITDA	$24,748	$23,303	$28,838	$83,982	$75,478

Completion and Production Services:
Operating income (loss)	$(4,004)	$(18,267)	$(1,102)	$(23,225)	$13,881
Other income, net	152	723	133	919	491
Depreciation and amortization expense	4,268	5,749	6,295	22,143	25,318
Impairments of intangible assets	—	10,787	—	10,787	—
Impairments of operating lease assets	1,188	2,092	—	3,280	—
Facility consolidation/closure and other charges	1,941	4,329	577	10,195	577
Adjusted Segment EBITDA	$3,545	$5,413	$5,903	$24,099	$40,267

Downhole Technologies:
Operating loss	$(4,031)	$(3,653)	$(5,726)	$(20,904)	$(5,874)
Depreciation and amortization expense	4,162	4,121	4,306	16,808	18,467
Impairment of goodwill	—	—	—	10,000	—
Impairments of operating lease assets	—	487	—	487	—
Facility consolidation/closure and other charges	—	123	—	123	—
Adjusted Segment EBITDA	$131	$1,078	$(1,420)	$6,514	$12,593

Corporate:
Operating income (loss)	$5,510	$(8,431)	$(9,509)	$(22,839)	$(41,132)
Other income, net	—	—	—	515	—
Depreciation and amortization expense	116	134	166	552	636
Other charges	—	34	—	34	—
Gain on disposal of property held for sale	(15,316)	—	—	(15,316)	—
Gains on extinguishment of 4.75% convertible senior notes	—	—	—	(515)	—
Adjusted Segment EBITDA	$(9,690)	$(8,263)	$(9,343)	$(37,569)	$(40,496)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less gains on the sale of a previously idled property and extinguishment of 2026 Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (C) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES AND CREDITS (D)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net income (loss)	$15,164	$(14,349)	$5,963	$(11,258)	$12,891
Impairment of goodwill	—	—	—	10,000	—
Impairments of intangible assets	—	10,787	—	10,787	—
Impairments of operating lease assets	1,188	2,579	—	3,767	—
Facility consolidation/closure and other charges	1,941	4,840	1,402	13,716	3,051
Gain on disposal of property held for sale	(15,316)	—	—	(15,316)	—
Gains on extinguishment of 4.75% convertible senior notes	—	—	—	(515)	—
Total adjustments, before taxes	(12,187)	18,206	1,402	22,439	3,051
Tax provision (benefit)	2,560	(1,161)	(294)	(430)	(640)
Total adjustments, net of taxes	(9,627)	17,045	1,108	22,009	2,411
Adjusted net income, excluding charges and credits	$5,537	$2,696	$7,071	$10,751	$15,302

Adjusted weighted average number of diluted common shares outstanding (E)	61,392	62,412	63,004	62,376	63,152

Adjusted diluted net income per share, excluding charges and credits (E)	$0.09	$0.04	$0.11	$0.17	$0.24
________________
(C)Adjusted net income, excluding charges and credits consists of net income (loss) plus impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less gains on the sale of a previously idled property and extinguishment of the 2026 Notes. Adjusted net income, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(D)Adjusted net income per share, excluding charges and credits is calculated as adjusted net income, excluding charges and credits divided by the weighted average number of common shares outstanding. Adjusted net income per share, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income per share, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income per share, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(E)The calculation of diluted adjusted earnings per share for the three month period ended September 30, 2024 and the year ended December 31, 2024 included 328 thousand shares and 372 thousand shares, respectively, issuable pursuant to outstanding performance share units.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.